Exhibit 4.1


                               FIRST AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of April 21, 2004 (this "Amendment"), by and among WELLS FARGO FOOTHILL, INC. ("Lender"), ELXSI, a California corporation ("Parent"), ELXSI (NEW HAMPSHIRE), INC., a Delaware corporation ("ELXSI NH"), BICKFORD'S RESTAURANTS, LLC, a Delaware limited liability company ("Bickford's LLC"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's"; Parent, ELXSI NH, Bickford's LLC, Holdings and Bickford's are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

                                   WITNESSETH:
                                   ----------

         WHEREAS, Borrowers and Lender entered into that certain Amended and Restated Loan and Security Agreement, dated as of January 30, 2004 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement");

         WHEREAS, Borrowers have requested that the Lender consent to certain transactions and agree to certain amendments of the Loan Agreement as more fully set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments. Upon the Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

                (a) A new paragraph (d) shall be added to Section 2.2 of the Loan Agreement to read in its entirety as follows:

                      "(d) Notwithstanding anything to the contrary contained in
                Section 2.4(b)(v) (which Section 2.4(b)(v) shall not be applicable to the sale of the Seekonk Property and the Burlington Property (as such terms are defined below)), in addition to the principal payments required to be made on Term Loan A and Term Loan B in Sections 2.2(a) and 2.2(b), Borrowers promise to pay to the order of Lender the following additional principal payments from the proceeds of sale of the real property located at 965 Fall River Avenue, Seekonk, Bristol County, Massachusetts (the "Seekonk Property") and 6 Cambridge Street, Burlington,

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                Middlesex County, Massachusetts (the "Burlington Property"): (i)
                from the proceeds of sale of the Seekonk Property, Borrowers promise to pay to the order of Lender an additional principal payment of Term Loan B in the amount of $800,000, (ii) from the proceeds of sale of the Burlington Property, Borrowers promise to pay to the order of Lender an additional principal payment of Term Loan B in an amount equal to the lesser of $800,000 or the unpaid principal balance of Term Loan B, and Borrowers promise to pay to the order of Lender an additional principal payment of Term Loan A in an amount equal to the amount by which the net sale proceeds from the sale of the Burlington Property exceeds the amount applied to Term Loan B, (iii) if the closing of the sale of the Burlington Property is not consummated on or before April 30, 2004, then on April 30, 2004, Borrowers promise to pay to the order of Lender the amount by which the net sale proceeds from the sale of the Seekonk Property exceeds $800,000 (the "Excess Seekonk Proceeds") for application to the unpaid principal of Term Loan B, until paid in full, and thereafter to the unpaid principal of Term Loan A, (iv) if the closing of the sale of the Burlington Property is consummated on or before April 30, 2004, and Term Loan B is paid in full on or before April 30, 2004, then Borrowers promise to pay to the order of Lender on or before July 22, 2004, an amount equal to the Excess Seekonk Proceeds for application to the unpaid principal of Term Loan A. No payments made in accordance with this paragraph shall reduce any scheduled principal payments on the Term Loans due under Sections 2.2(a) or 2.2(b)."

                (b) Section 2.11(e)(ii) of the Loan Agreement is amended by replacing "March 31, 2004," with "April 30, 2004."

                (c) Schedule 3 to the form of Compliance Certificate attached as Exhibit C-1 to the Loan Agreement is hereby replaced with the
         Schedule 3 attached hereto and made a part hereof.

         SECTION 3. Waivers and Consents. On the Amendment Effective Date, and in accordance with Section 15.1 of the Loan Agreement, Lender consents to the following transactions and waives the Borrowers' noncompliance with the Sections of the Loan Agreement described below:

                (a) Lender consents to the sale of the real property located at 965 Fall River Avenue, Seekonk, Bristol County, Massachusetts (the "Seekonk Property") by Bickford's to The SBL Company LLC and the lease by The SBL Company LLC of the Seekonk Property to Bickford's, subject to the terms and conditions of a written consent to such transaction from Lender to Borrowers dated on or before the date hereof.

                (b) Lender consents to the sale of the real property located at 6 Cambridge Street, Burlington, Middlesex County, Massachusetts (the "Burlington Property"), by Bickford's to Alexander Milley or an entity controlled by him and the lease by such purchaser to Bickford's of the Burlington Property, subject to the terms and conditions of a written consent to such transaction from Lender to Borrowers dated on or before the date hereof.

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                (c)   Lender consents to the acquisition by ELXSI on March 11,
2004, of certain assets used in the commercial manufacturing division of Contempo Design, Inc., from Fleet Capital Corporation, its creditor, to be used in the business of design, production and distribution of cabinetry and kiosks and related products for retailers, to be operated as a division of ELXSI to be known as "Custom Commercial Environments" ("CCE Division") to be located in Lincolnshire, Illinois. In connection with such acquisition and operations, Lender hereby waives compliance with the following sections of the Loan Agreement and any Events of Default relating thereto: (i) Section 6.8, to the extent that Borrowers failed to send prior written notice of the location of Inventory and Equipment acquired by ELXSI for the CCE Division, (ii) Section 7.6, to the extent that the CCE Division operations would be considered a change in the principal nature of the business of ELXSI, (iii) Section 7.13, to the extent it would prohibit the acquisition by ELXSI of assets owned by Contempo Design, and (iv) Section 7.19, to the extent it would prohibit ELXSI's entering into a lease of the premises in Lincolnshire, Illinois (the "Lincolnshire Lease"), for the CCE Division's operations, so long as base rentals for such premises shall not exceed $500,000 annually.

         SECTION 4. Representations, Warranties and Covenants of the Borrowers. Each of the Borrowers represents and warrants to the Lender, and agrees that:

                (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lender;

                (b) on the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

                (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrowers, and this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                (d) the execution, delivery and performance of this Amendment does not conflict with or result in a breach by any Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Borrower is a party or is subject.

                (e) Within forty-five (45) days after the date hereof, ELXSI shall deliver to Lender (i) a certified copy of the Lincolnshire Lease,
         (ii) a landlord's waiver and consent from the landlord of the Lincolnshire Lease acknowledging the security interest granted to

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         Lender in the property of ELXSI located on the premises covered by the
         Lincolnshire Lease and waiving any statutory landlord's lien against such property, (iii) a certified copy of a recorded Memorandum of Lease evidencing the Lincolnshire Lease, (iv) a leasehold mortgage in favor of Lender covering ELXSI's rights as tenant under the Lincolnshire Lease, and (v) evidence of the authority of ELXSI to transact business in Illinois as a foreign corporation and the good standing of ELXSI in Illinois.

         SECTION 5. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective (the "Amendment Effective Date") upon satisfaction of each of the following conditions:

                (a) The Borrowers, Lender and Parent shall have executed and delivered to Lender this Amendment and such other documents as the Lender may reasonably request.

                (b) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Lender.

                (c) In consideration of Lender's execution and delivery of this Amendment, Borrowers shall pay to Lender a fee in the aggregate amount of $100,000, which fee shall be earned by Lender upon the execution by Lender of a counterpart of this Amendment and shall be due and payable as follows: (i) $34,000 on the date of execution by Lender of a counterpart of this Amendment, $33,000 on or before May 3, 2004, and $33,000 on or before June 1, 2004.

         SECTION 6. Breach of this Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 7. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 8. Costs and Expenses. The Borrower hereby affirms its obligation under the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 10.  Effect of Amendment; Reaffirmation of Loan Documents.
                      ----------------------------------------------------

                (a) The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other

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         outstanding Loan Documents other than as expressly set forth herein and
         (ii) the Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

                (b) The consents and waivers agreed to herein (i) are strictly limited to the transactions expressly referenced and, except as expressly set forth herein, all the other terms, provisions and conditions of the Loan Agreement shall remain in full force and effect,
         (ii) shall not extend nor be deemed to extend to any other Event of Default or Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, whether similar or dissimilar to the matters waived herein, (iii) shall not impair, restrict or limit any right or remedy of the Lender with respect to any other Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (iv) shall not constitute any course of dealing or other basis for altering any obligation of the Borrowers or any right, privilege or remedy of the Lender under the Loan Agreement or any of the other Loan Documents.

         SECTION 11. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

         SECTION 12. Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LIABILITIES OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, AND ITS AFFILIATES AND PARTICIPANTS, AND ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN

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AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS
AMENDMENT. EACH BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS' ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF BORROWER TO LENDER, WHICH INDEBTEDNESS WAS EVIDENCED BY THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS.


                            [Signature Pages Follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                        ELXSI,
                                        a California corporation


                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                            Name:  David Doolittle
                                            Title: Vice President


                                        ELXSI (NEW HAMPSHIRE), INC.,
                                        a Delaware corporation


                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                            Name:  David Doolittle
                                            Title: Vice President


                                        BICKFORD'S RESTAURANTS, LLC,
                                        a Delaware limited liability company


                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                            Name:  David Doolittle
                                            Title: Vice President


                                        BICKFORD'S HOLDINGS COMPANY, INC.,
                                        a Delaware corporation


                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                            Name:  David Doolittle
                                            Title: Vice President


                                        BICKFORD'S FAMILY RESTAURANTS, INC.,
                                        a Delaware corporation


                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                            Name:  David Doolittle
                                            Title: Vice President

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                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation


                                        By: /s/ DANIEL MORIHIRO
                                            ------------------------------------
                                            Name:  Daniel Morihiro
                                            Title: Vice President

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                         ACKNOWLEDGMENT AND RATIFICATION


         The undersigned hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Amended and Restated Loan and Security Agreement,
(ii) consents to all of the terms and provisions thereof, (iii) ratifies and confirms all of the terms and provisions of the outstanding Loan Documents to which it is a party; and (iv) acknowledges and agrees that all references in the outstanding Loan Documents to any loan or credit agreement executed by and between any of the Borrowers and Lender shall refer without further amendment to the Loan Agreement as amended by the foregoing Amendment.


                                        ELXSI CORPORATION


                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                            Name:  David Doolittle
                                            Title: Vice President


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                                   SCHEDULE 3

                    [to Compliance Certificate (Exhibit C-1)]


     1. Minimum EBITDA. Borrowers' EBITDA for the twelve-month period ending _________, 20___ is $________________, which amount [is/is not] greater than or equal to the amount set forth in Section 7.18(a)(i) of the Loan Agreement for the corresponding period.

     2. Minimum Bickford's EBITDA. Bickford's EBITDA for the period from ____________, 20___, to _______________, 20___, is $_______________, which amount [is/is not] greater than or equal to the amount set forth in Section 7.18(a)(ii) of the Loan Agreement for the corresponding period.

     3.  Leverage Ratio.

          (a) The Leverage Ratio of Borrowers, as of the last day of the fiscal quarter ending ______________, 20___, is calculated as follows:

               (i)    The unpaid principal amount of Term Loan A
          and the unpaid principal amount of Revolver Usage on
          such date is:                                              $__________

               (ii)   Borrower's EBITDA for the twelve-month
          period ending on such day is:                              $__________

               (iii)  Item (i) divided by Item (ii) (=Leverage
          Ratio) is:                                                 ___________


         (b) The Leverage Ratio set forth above [is/is not] greater than or equal to the amount set forth in Section 7.18(a)(iii) of the Loan Agreement for the corresponding period.

     4.  Maximum Capital Expenditures.

         (a) The aggregate amount of capital expenditures made to date in the current fiscal year is $__________.

         (b) The aggregate amount set forth above [is/is not] less than or equal to the amount set forth in Section 7.18(b)(i) of the Loan Agreement for the corresponding period.

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